UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in the Current Report on Form 8-K filed on September 11, 2018 (the “Current Report”), on September 5, 2018, Freedom Leaf Inc., a Nevada corporation (the “Company”), and an investor, Merida Capital Partners II, LP (the “Investor” or “Merida”), agreed (the “September 5th Agreement”) that the Investor would send the Company $250,000 (the “Deposit Amount”) as a deposit towards a potential purchase of Company common stock under a non-binding Term Sheet (the “Term Sheet”), and if the full purchase contemplated under the Term Sheet was not consummated on or prior to September 17, 2018 (the “Reference Date”), the Company would issue to the Investor shares of Company common stock and warrants to purchase common stock. On September 5, 2018, the Investor sent the Deposit Amount to the Company.

On September 28, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Merida and seven other investors (Merida and the seven other investors collectively the “Investors”), which superseded the September 5th Agreement. Pursuant to the Securities Purchase Agreement, the Investors agreed to purchase, for an aggregate purchase price of $3,000,000 (the “Purchase Price”): (i) 25,000,000 shares of the Company’s common stock (the “Common Shares”), and (ii) three-year non-cashless warrants to acquire 25,000,000 shares of the Company’s common stock at $0.18/share (the “Warrants”), with Merida, for leading the syndicate and providing 68% of the funds in the offering, receiving three-year non-cashless warrants to acquire 17,000,000 shares of the Company’s common stock at $0.25/share (the “Bonus Warrants”).

The Securities Purchase Agreement contains various affirmative covenants that require the Company to, among other things, timely file all reports with the United States Securities and Exchange Commission (the “Commission”); provide the Investors with copies of the Company’s Commission reports and press releases; reimburse Merida $17,500 for legal fees and expenses associated with the transaction; reserve shares of common stock for issuance upon exercise of the Warrants and Bonus Warrants; provide Merida a right of first refusal for future offerings; enter into a consulting agreement with Merida prior to 30 days following closing on terms amenable to the Company and Merida; maintain the Company’s DTC eligibility; ensure that the Company’s outstanding preferred stock is converted to common stock on or prior to October 31, 2018; and take all necessary action to appoint two nominees of Merida as members of the Company’s Board of Directors.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the Securities Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01. On October 3, 2018, the parties closed the purchase transaction contemplated by the Securities Purchase Agreement, the Investors had paid the Company the Purchase Price, and the Company issued the Shares, Warrants and Bonus Warrants to the Investors.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuances of the Shares, Warrants and Bonus Warrants to the Investors set forth in Items 1.01 and 2.01 above is incorporated by reference into this Item 3.02. These issuances were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, the issuances not involve a public offering, and each of the Investors was accredited.

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Item 7.01	Regulation FD Disclosure.

A copy of a press release regarding Merida’s investment in the Company pursuant to the SPA is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The exhibit listed in the following Exhibit Index is filed as part of this report:

EXHIBIT INDEX

Exhibit No.	Description
10.1#	Securities Purchase Agreement dated September 28, 2018
99.1	Press Release dated October 3, 2018

# The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2018

FREEDOM LEAF INC. By: /s/ Clifford J. Perry Clifford J. Perry Chief Executive Officer

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